                                                                   EXHIBIT 10.19

                         DEED OF GUARANTEE AND INDEMNITY




                             Date: 14 November 1996




                            GREYROCK BUSINESS CREDIT
               a Division of NationsCredit Commercial Corporation

                                   Beneficiary



                            TSW INTERNATIONAL PTY LTD
                                 ACN 062 583 528

                                    Guarantor






                                  [LETTERHEAD]

DEED OF GUARANTEE AND INDEMNITY made at Brisbane on 14 November 1996

BETWEEN GREYROCK BUSINESS CREDIT, A DIVISION OF NATIONSCREDIT COMMERCIAL CORPORATION of 10880 Wilshire Boulevard, Suite 950, Los Angeles, California, 90024, United States of America ("BENEFICIARY")

AND TSW INTERNATIONAL PTY LTD (ACN 062 583 528) incorporated in New South Wales and having its Registered Office at Level 12, 300 Ann Street, Brisbane, Queensland ("GUARANTOR")

RECITALS

A. The Guarantor has agreed on the following terms and conditions to guarantee to the Beneficiary all of the Obligations (as hereinafter defined) and to indemnify the Beneficiary against any loss arising therefrom.

THIS DEED WITNESSES

1.    DEFINITIONS AND INTERPRETATION

1.1   DEFINITIONS

      In this Guarantee and Indemnity unless the context indicates a contrary intention:

      "DEBTOR" means TSW International, Inc. of 3301 Windy Ridge, Parkway, Atlanta, Georgia, 30339, United States of America.

      "ENCUMBRANCE" means any mortgage, charge, pledge, lien, encumbrance, assignment, hypothecation, security interest, title retention, preferential right, trust arrangement and any other security agreement or arrangement in favour of any person.

      "EVENT OF DEFAULT" means any event which constitutes a breach of, or is declared to be an event or default howsoever described by, any Transaction Document.

      "EVENT OF INSOLVENCY" in relation to a person means any of the following events:

      (a)   in the case of a corporation:

            (i) a liquidator, provisional liquidator, trustee, administrator, manager, receiver and manager, controller or similar officer is appointed in respect of the corporation or any of its assets;
            (ii) an application is made to a court for an order or an order is made or a meeting is convened or a resolution is passed for winding up the corporation or for implementing a scheme of arrangement for the corporation or for placing the corporation under official management;

      (b)   in the case of a natural person:

            (i)   an order is made for the bankruptcy of that person;
            (ii) that person dies or becomes mentally or physically incapable of managing his affairs or an order is applied for or made to place the assets and affairs of that person under administration pursuant to any law relating to mental health, or under any other administration;
            (iii) a receiver is appointed in respect of any of the person's assets;

      (c)   in every case:

            (i) a moratorium of any debts of the person or an official assignment or a composition or an arrangement, formal or informal, with the person's creditors or any similar proceeding or arrangement by which the assets of that person are submitted to the control of its creditors, is applied for, ordered or declared;
            (ii) the person becomes or is declared insolvent within the meaning of any applicable law or is unable, or admits in writing its inability, to pay its debts as these fall due;
            (iii) any distress, execution, attachment or other process is made or levied against any asset of the person.

      "OBLIGATIONS" means all the liabilities of the Debtor to the Beneficiary under or by reason of any Transaction Document and without limiting the generality of the foregoing includes such liabilities which:

      (d)   are unliquidated;

      (e)   are present, prospective or contingent;

      (f) are already in existence prior to or come into existence after the date hereof;

      (g) relate to the payment of money or the performance or omission of any act;

      (h)   sound in damages only; or

      (i)   accrue as a result of any Event of Default.

      "RELATED BODY CORPORATE" has the meaning given in section 9 of the Corporations Law.

      "RELEVANT PERSON" means a several reference to the Debtor, each Guarantor and each Related Body Corporate of the Debtor or Guarantor and when used in clause 3 shall be extended to include any person from whom a Guarantor, but for any provision of this instrument, would be entitled to seek contribution in respect of money paid or payable by virtue of the guarantee contained herein.

      "SECURITY" means each of the following at any time held by the Beneficiary (whether during the currency of this Guarantee and Indemnity or otherwise):


                                                                              2.

      (a) any guarantee, indemnity or contract of suretyship (other than this Guarantee and Indemnity) for the performance of the whole or any part of the Obligations; and

      (b) any Encumbrance for the performance of the whole or any part of the Obligations or of the liabilities and obligations to the Beneficiary under this Guarantee and Indemnity or any abovementioned guarantee, indemnity or contract of suretyship.

      "SPECIFIED RATE" means such rate as the Beneficiary specifies from time to time.

      "SURETY" means each person, other than the Debtor or the Guarantor, who at any time enters into or gives any Security.

      "TAXES" means all present and future taxes, levies, imposts, deductions, charges, fees and withholdings whatsoever, together with interest thereon, penalties with respect therefor and any charges, fees or other amounts in respect thereof.

      "TRANSACTION DOCUMENT" means:

      (a)   this document;

      (b) Loan and Security Agreement entered into between the Beneficiary and the Debtor on 17 November 1995 (as amended);

      (c)   each Security; and

      (d) each other document to which the Debtor and/or any Guarantor (on the one hand) and the Beneficiary (on the other hand) are parties at any time that:

            (i) relates to any money that is declared by that document to be part of the Obligations; or
            (ii) is expressed to be, or is agreed by the said parties to be, a Transaction Document for the purposes hereof,

      and any such document to which other persons are also parties or which is, or which is expressed to be, collateral or supplemental to any other document that is then a Transaction Document.

1.2   INTERPRETATION

      In this Guarantee and Indemnity unless the context indicates a contrary intention:

      (a) if there is more than one person identified herein as the "DEBTOR", such expression shall be construed to refer to each of them severally and every 2 or more of them jointly;

      (b) if there is more than one person identified herein as the "GUARANTOR", such expression shall be construed to refer to, and to bind, each of them severally and every 2 or more of them jointly;


                                                                              3.

      (c) the expression "THIS GUARANTEE AND INDEMNITY" means this Deed of Guarantee and Indemnity;

      (d) the expression "PERSON" includes an individual, the estate of an individual, a body politic, corporation and a statutory or other authority or association (incorporated or unincorporated);

      (e) a reference to any party includes that party's executors, administrators, successors, substitutes and assigns, including any person taking by way of novation;

      (f) a reference to this Guarantee and Indemnity, to a Security, to a Transaction Document or to any other deed, agreement, document or instrument includes, respectively, this Guarantee and Indemnity, the Security, the Transaction Document or such other deed, agreement, document or instrument as amended, novated, supplemented, varied or replaced from time to time;

      (g) words importing the singular include the plural (and vice versa) and words denoting a given gender include all other genders;

      (h)   headings are for convenience only and do not affect interpretation;

      (i) any agreement, undertaking, acknowledgment or other provision that is made or given by the Guarantor herein shall be deemed to be a covenant by the Guarantor in favor and for the benefit of the Beneficiary;

2.    GUARANTEE AND INDEMNITY

2.1   GUARANTEE

      The Guarantor hereby irrevocably and unconditionally guarantees to the Beneficiary the due and punctual performance by the Debtor of all the Obligations.

2.2   INDEMNITY

      The Guarantor as a separate, additional and primary liability hereby irrevocably and unconditionally agrees to indemnify the Beneficiary and at all times hereafter to keep the Beneficiary indemnified against any loss or damage suffered by the Beneficiary arising out of:

      (a) any failure by the Debtor to duly and punctually perform the Obligations; or

      (b) any obligation or liability that would otherwise form part of the Obligations being void, violable or unenforceable against or irrecoverable from the Debtor by the Beneficiary in full for any reason whatsoever (whether or not the Beneficiary knew or ought to have known of such reason), including without limiting the generality of the foregoing, by reason of:


                                                                              4.

            (i)   any legal limitation, disability or incapacity of the Debtor;
            (ii) any improper exercise of a power or authority in relation to the Debtor;
            (iii) any right of the Beneficiary to enforce or recover such obligation or liability or to exercise any remedy or right it has for the recovery of such obligation or liability being suspended or postponed by order of any court or otherwise; or
            (iv)  any Event of Insolvency occurring in respect of the Debtor.

2.3   LIMITATION OF LIABILITY

      (a)   This clause 2.3:

            (i) overrides all other provisions of this Guarantee and Indemnity;

            (ii)  survives the termination of this Guarantee and Indemnity; and

            (iii) is not several from this Guarantee and Indemnity.

      (b) The Beneficiary agrees that the Obligations of the Guarantor and the Secured Money secured by this Guarantee and Indemnity are expressly and strictly limited at all times to a maximum principal amount not exceeding US $1,000,000 together with interest, fees, and enforcement costs which the Guarantor is from time to time liable to pay to the Beneficiary under a Transaction Document.

3.    PRESERVATION OF GUARANTEE AND INDEMNITY

3.1   PRINCIPAL OBLIGATION

      Each obligation of the Guarantor hereunder constitutes a principal and not a secondary or ancillary obligation of the Guarantor to the intent that any limitation on the liability of a Guarantor which would otherwise arise by reason of its status as a guarantor or co-guarantor is hereby negatived.

3.2   ABSOLUTE LIABILITY

      The liability of the Guarantor hereunder shall be absolute and shall not be subject to the execution of this Guarantee and Indemnity, any Transaction Document (or any document that but for such execution would be a Transaction Document) or any other instrument or document by any person, and shall not be subject to the performance of any condition precedent or subsequent between or amongst any person or persons including without limiting the generality of the foregoing, between any Relevant Person and the Beneficiary or amongst any 2 or more Relevant Persons.

3.3   UNCONDITIONAL LIABILITY

      The liability of the Guarantor hereunder shall not be affected by any act, omission, matter or thing whatsoever that would otherwise operate in law or in equity to reduce or release the Guarantor from such liability, including without limiting the generality of the foregoing, any of the following:

                                                                              5.

      (a) (EVENT OF INSOLVENCY): the occurrence prior hereto or at any time hereafter of any Event of Insolvency in relation to any Relevant Person;

      (b) (DISTRIBUTIONS): the receipt by the Beneficiary of any payment, dividend or distribution after any Event of Insolvency in relation to any Relevant Person;

      (c)   (EVENT OF DEFAULT):  the occurrence of any Event of Default;

      (d) (INVALIDITY, ETC.): this Guarantee and Indemnity, any Transaction Document, any other instrument or transaction or any other obligation or liability that would otherwise form part of the Obligations being or becoming illegal, invalid, void, voidable or unenforceable by reason of any past, present or future statute, matter, act or omission by any person or by reason of the operation of any past, present or future law or principle of equity;

      (e) (NEW GUARANTORS): the Beneficiary accepting from any person any guarantee, indemnity or contract of suretyship for the performance of the whole or any part of the Obligations;

      (f) (TIME OR INDULGENCE): the Beneficiary agreeing with any Relevant Person to grant time, waiver or other indulgence or concession to, or to make any composition or compromise with, that Relevant Person or any other Relevant Person;

      (g) (FORBEARANCE): the Beneficiary forbearing or neglecting to exercise any remedy or right it has for the enforcement of this Guarantee and Indemnity, any Transaction Document or any other obligation or liability forming part of the Obligations;

      (h) (LACHES, ETC.): any laches, acquiescence or other act, neglect, default, omission or mistake by the Beneficiary;

      (i) (REPUDIATION): the determination, rescission, repudiation or termination, or the acceptance of any of the foregoing, by the Beneficiary or any Relevant Person of this Guarantee and Indemnity, any Transaction Document or any other obligation or liability forming part of the Obligations;

      (j) (VARIATION): any variation, whether by way of insertion, deletion, modification, novation or otherwise to this Guarantee and Indemnity, any Transaction Document or any other obligation or liability forming part of the Obligations, whether or not such variation is substantial or material or imposes any additional liability upon or is onerous on any Relevant Person including, without limiting the generality of the foregoing, any extension of the term or increase in the limit for, or imposition of any condition or variation in the rate of interest in respect of, advances or financial accommodation to the Debtor;

      (k) (RELEASE): the full, partial or conditional release or discharge, whether before or after any demand has been made on the Guarantor hereunder by the Beneficiary or by operation of law of any Relevant Person or any other

                                                                              6.

            person from this Guarantee and Indemnity, any Transaction Document or any other obligation or liability forming part of the Obligations;

      (l) (SECURITY PROPERTY): the release of any property from any Security or the substitution of any property in place of any other property now or hereafter the subject of a Security;

      (m) (SECURITIES): the Beneficiary wasting, destroying, abandoning, prejudicing or not perfecting, maintaining, preserving, enforcing or realising or negligently or not bona fide enforcing or realising any Security;

      (n) (LOSS OF SECURITIES): the failure to obtain any Security or the loss or impairment of any Security by operation of law or otherwise (whether or not the same is in breach of an express or implied condition to obtain or preserve such Security or in breach of any equitable duty which might otherwise have been imposed upon the Beneficiary);

      (o) (PRIORITY OF SECURITIES): the Beneficiary agreeing to any order of priorities with respect to any Security or to any variation or surrender of any then previously agreed order of priority;

      (p) (ACCOUNTS): the opening or operation of any new account with the Beneficiary by any Relevant Person;

      (q) (CHANGE OF CONSTITUTION): any change in membership, whether by death or retirement of an existing member, admission of a new member or otherwise, in the place of business or in the name of, any partnership, firm or association in which any Relevant Person is a member;

      (r) (TRANSFER): the transfer or assignment of the benefit of any Transaction Document or any other obligation or liability forming part of the Obligations; or

      (s) (DISCLOSURE): any failure by the Beneficiary to disclose to the Guarantor any fact, circumstance, event or thing known to, or which ought to have been known by, the Beneficiary relating to or affecting any Relevant Person at any time prior to or during the currency of this Guarantee and Indemnity, whether prejudicial or not to the rights and liabilities of the Guarantor hereunder or under any Transaction Document and whether or not the Beneficiary was under a duty to disclose such circumstance, event or thing to the Guarantor or any other Relevant Person.

      (t) (ADMINISTRATION): the provisions of section 440J of the Corporations Law so operating as to prevent or delay;

            (i) the enforcement of this Guarantee against any Guarantor other than a Guarantor in respect of whose liability the section applies; and/or
            (ii)  any claim for contribution against any Guarantor.

                                                                              7.

3.4   NO OBLIGATION TO GAIN CONSENT

      Nothing herein shall be construed as a requirement that the Guarantor consent to or be made aware of any event referred to in clause 3.3, any transaction between the Beneficiary and any one or more Relevant Persons or any particulars concerning any obligation or liability that forms part of the Obligations.

3.5   NO MARSHALLING

      The Beneficiary shall be under no obligation to marshal or appropriate in favour of any Guarantor or to exercise, apply, transfer or recover in favour of any Guarantor any Security or any funds or assets that the Beneficiary holds, has a claim upon, or is entitled to receive.

3.6   VOID OR VOIDABLE TRANSACTIONS

      If any claim is upheld, conceded or compromised such that a transaction affecting in any way the Obligations is void or voidable under any law relating to bankruptcy, insolvency or liquidation:

      (a) (RESTITUTION OF RIGHTS): the Beneficiary shall forthwith upon such claim being upheld, conceded or compromised become entitled against the Guarantor to all such rights in respect of the Obligations as it would have had if the transaction or so much thereof as is held or conceded to be void or voidable or is foregone on compromise had not taken place;

      (b) (RESTORE BENEFICIARY'S POSITION): the Guarantor shall upon such claim being upheld, conceded or compromised take all steps and sign all such documents as may be necessary or convenient to restore to the Beneficiary any Security held by it from the Guarantor immediately prior to such transaction;

      (c) (COSTS AND EXPENSES): in any such case, notwithstanding anything herein contained, there shall be recoverable by the Beneficiary from the Guarantor all costs and expenses (including legal costs and expenses as between solicitor and own client) incurred by the Beneficiary in or in connection with any negotiations or proceedings relating to any such claims as aforesaid; and

      (d) (INDEMNITY): the Guarantor shall indemnify and keep indemnified the Beneficiary against any failure by the Debtor to pay all or any part of the Obligations at the time or times such Obligations should have been paid apart from the upholding, concession or compromise of such claim.

3.7   INSOLVENCY

      The Guarantor shall not lodge any proof of debt or similar claim on the occurrence of an Event of Insolvency in relation to any Relevant Person in competition with the Beneficiary and the Guarantor irrevocably authorises the Beneficiary to prove as its attorney for all money howsoever arising which it may be entitled to from that Relevant Person and to retain and to carry to a suspense account and appropriate at the discretion of the Beneficiary any amounts so received until with the aid thereof the

                                                                              8.

      Beneficiary has been paid 100 cents in the dollar in respect of the indebtedness of the Debtor or the Guarantor (as the case may be).

3.8   NO SET-OFF, COUNTERCLAIM, ETC.

      The liability of the Guarantor hereunder shall not be reduced or avoided by any defence, set-off or counterclaim available to any other Relevant Person against the Beneficiary.

3.9   RESTRICTION ON GUARANTOR'S DEALINGS

      The Guarantor shall not without the Beneficiary's prior written consent (which need not be given until, inter alia, the Guarantor has directed payment of the proceeds therefrom to the Beneficiary in reduction of the Guarantor's actual or contingent liability hereunder):

      (a) (NO PROCEEDINGS): institute any proceedings against any other Relevant Person; or

      (b) (NO ENFORCEMENT OF ENCUMBRANCES): enforce any Encumbrance now or hereafter held by it either alone or with others in respect of any such liability as aforesaid.

3.10  RELEASE OF RELEVANT PERSON

      Notwithstanding any presumption or principle of law to the contrary, the Beneficiary may, in relation to any Relevant Person, enter into a covenant not to sue, issue process, sign judgment and execute or commence proceedings for the bankruptcy or liquidation of any one or more of such resultant judgment debtors, participate in any official management scheme of arrangement or reconstruction, prove in any bankruptcy or liquidation and do any other act, matter or thing in respect of that Relevant Person's liability without thereby in any way impairing or reducing the liability of any Guarantor or other Guarantor (as the case may be) to the Beneficiary under this Guarantee and Indemnity.

3.11  CONDITIONS PRECEDENT UNDER TRANSACTION DOCUMENT

      The Beneficiary may, in its absolute discretion, waive, dispense with or accept such evidence as it sees fit in relation to the satisfaction of any condition precedent contained in any Transaction Document or otherwise for the grant of any advances or financial accommodation to or for the account of, the Debtor, and the Guarantor's liability to the Beneficiary hereunder shall not be affected or in any way impaired by any exercise by the Beneficiary of such discretion.

3.12  CLAIM ON THE GUARANTOR

      The Beneficiary shall not be required to make any claim or demand on the Debtor or on any other Relevant Person or to enforce any Transaction Document or any other right, power or remedy against any Relevant Person before making any demand or claim upon any Guarantor hereunder.

                                                                              9.

3.13  SUBROGATION

      The Guarantor will not seek the transfer to it of any Security which is subject to an agreed order of priority in the Beneficiary's hands pursuant to any right of subrogation, unless and until it has entered into a deed under which it undertakes to be bound by the priority affecting such Security with the other parties to such agreed order of priority.

3.14  NO REPRESENTATION BY BENEFICIARY ETC.

      The Guarantor acknowledges that it has not entered into this Guarantee and Indemnity as a result of any representation, promise, statement or inducement to the Guarantor by or on behalf of the Beneficiary, any Relevant Person or any other person.

3.15  GENERAL WAIVER BY GUARANTOR

      The Guarantor waives all rights inconsistent with the provisions of this Guarantee and Indemnity, including all rights as to contribution, indemnity or subrogation which it might otherwise be entitled to claim and enforce.

4.    REPRESENTATIONS AND WARRANTIES

4.1   CORPORATE REPRESENTATIONS AND WARRANTIES

      The Guarantor or, if there is more than one Guarantor, each Guarantor that is or purports to be a body corporate hereby further represents and warrants to the Beneficiary that:

      (a) (DUE INCORPORATION): it is duly incorporated and has the corporate power to own its property and to carry on its business as is now being conducted;

      (b) (MEMORANDUM AND ARTICLES): the execution, delivery and performance of this Guarantee and Indemnity does not violate the Memorandum and Articles of Association of the Guarantor and, if the Guarantor is listed on the Australian Stock Exchange Limited or its subsidiaries or on any other stock exchange, the listing (or equivalent) requirements thereof;

      (c) (CORPORATE POWER): it has the power, and has taken all corporate and other action required, to enter into this Guarantee and Indemnity and to authorise the execution and delivery of this Guarantee and Indemnity and the performance of its obligations hereunder; and

      (d) (FILINGS): it has filed all corporate notices and effected all registrations with the Australian Securities Commission or similar office in its jurisdiction of incorporation and in any other jurisdiction as required by law and all such filings and registrations are current, complete and accurate.

4.2   REPRESENTATIONS AND WARRANTIES REPEATED

      Each representation and warranty contained in the preceding clauses of this clause 4 shall be repeated on each day whilst any money the payment or repayment of which form part of the Obligations remain outstanding (whether or not then due for payment)

                                                                             10.

      with reference to the facts and circumstances then subsisting, as if made on each such day.

5.    PAYMENTS

5.1   ON DEMAND

      Unless otherwise provided herein, all money payable hereunder by the Guarantor shall be paid on demand from the Beneficiary in immediately available funds to the account, and in the manner, notified from time to time by the Beneficiary to the Guarantor.

5.2   PAYMENT IN GROSS

      All money received or recovered by the Beneficiary on account of the Obligations shall be treated as payments in gross.

5.3   APPROPRIATION OF PAYMENTS

      The Beneficiary may appropriate any money paid to it by any Relevant Person under this Guarantee and Indemnity or any Transaction Document in such manner and at such times as the Beneficiary in its absolute discretion determines.

5.4   INTEREST

      (a) The Guarantor shall pay to the Beneficiary interest on any moneys owing hereunder for the period that such moneys remain unpaid:

            (i) at the rate designated in the Loan and Security Agreement entered into between the Beneficiary and the Debtor on 17 November 1995 (as amended); or

            (ii)  if such rate cannot be ascertained, at the Specified Rate.

      (b) Any interest payable shall be calculated on daily balances and shall accrue from day to day and be payable on the earlier of demand by the Beneficiary and the last day of each calendar month and if unpaid shall itself attract interest as herein provided.

5.5   MERGER

      If the liability of the Guarantor to pay to the Beneficiary any money hereunder becomes merged in any judgment or order then as an independent obligation the Guarantor shall pay interest on the amount of such money at the rate which is the higher of that payable hereunder and that fixed by or payable under such judgment or order.

5.6   NO SET-OFF OR DEDUCTION

      All payments by the Guarantor under this Guarantee and Indemnity shall be free of any set-off or counterclaim and without deduction or withholding for any present or future Taxes unless the Guarantor is compelled by law to deduct or withhold the

                                                                             11.

      same, in which event the Guarantor shall pay to the Beneficiary such additional amounts necessary to enable the Beneficiary to receive, after all deductions and withholdings for such Taxes, a net amount equal to the full amount which would otherwise have been payable hereunder had no such deduction or withholding been required to be made.

5.7   CURRENCY

      Each amount payable hereunder:

      (a) if it relates to given Obligations, is payable in the currency in which such given Obligations are denominated; and

      (b) otherwise is payable in the lawful currency from time to time of the Commonwealth of Australia.

5.8   CURRENCY INDEMNITY

      If a judgment or an order is rendered by any court or tribunal for the payment of any amount owing to the Beneficiary pursuant to this Guarantee and Indemnity or in relation to any other instrument or transaction incidental to or contemplated by this Guarantee and Indemnity or for the payment of damages in respect to any breach of this Guarantee and Indemnity, and such judgment or order is expressed in a currency ("JUDGMENT CURRENCY") other than in the currency payable by the Guarantor hereunder ("AGREED CURRENCY"), the Guarantor shall indemnify and keep indemnified the Beneficiary against any deficiency in the amount received by the Beneficiary in the Agreed Currency arising or resulting from any variation as between:

      (a) the rate of exchange at which the Agreed Currency is converted to the Judgment Currency for the purposes of such judgment or order; and

      (b) the rate of exchange at which the Beneficiary is able to purchase the Agreed Currency with the amount of the Judgment Currency actually received by the Beneficiary,

      and such indemnity shall constitute a separate and independent obligation of the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order.

6.    EXPENSES AND STAMP DUTY

6.1   EXPENSES

      The Guarantor shall on demand reimburse the Beneficiary for, and keep the Beneficiary indemnified against, all expenses including reasonable legal costs and disbursements (on a solicitor/own client) basis incurred by the Beneficiary in connection with:

      (a) (PREPARATION): the preparation and execution of this Guarantee and Indemnity and any subsequent consent, agreement, approval or waiver hereunder or amendment hereto; and

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      (b)   (ENFORCEMENT):  the enforcement, attempted enforcement or
            preservation of any rights under this Guarantee and Indemnity, any Transaction Document, or arising in respect of any other obligations or liabilities forming part of the Obligations, including without limitation, any expenses incurred in the evaluation of any matter of material concern to the Beneficiary.

6.2   STAMP DUTIES

      The Guarantor shall:

      (a) (PAYMENT OF ALL DUTIES): pay all stamp, loan transaction, registration and similar Taxes, including fines and penalties, financial institutions duty and debits tax, which may be payable to or required to be paid by any appropriate authority or determined to be payable in connection with the execution, delivery, performance or enforcement of this Guarantee and Indemnity or any payment, receipt or other transaction contemplated herein; and

      (b) (INDEMNITY): indemnify and keep indemnified the Beneficiary against any loss or liability incurred or suffered by it as a result of the delay or failure by the Guarantor to pay such Taxes.

7.    ASSIGNMENTS

7.1   ASSIGNMENTS BY THE BENEFICIARY

      The Beneficiary may at any time assign or otherwise transfer all or any part of its rights hereunder to any other bank or financial institution and may disclose to a proposed assignee or transferee any information in the possession of the Beneficiary relating to the Guarantor.

7.2   ASSIGNMENTS BY THE GUARANTOR

      The Guarantor shall not assign any of its rights hereunder without the prior written consent of the Beneficiary.

8.    GOVERNING LAW AND JURISDICTION

8.1   GOVERNING LAW

      This Guarantee and Indemnity shall be governed by and construed in accordance with the laws of Queensland.

8.2   JURISDICTION

      (a) (ACCEPTANCE OF JURISDICTION): The Guarantor irrevocably submits to and accepts, generally and unconditionally, the non-exclusive jurisdiction of the courts and appellate courts of Queensland with respect to any legal action or proceedings which may be brought at any time relating in any way to this Guarantee and Indemnity.

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      (b)   (NO OBJECTION TO INCONVENIENT FORUM):  The Guarantor irrevocably waives any objection it may now or in the future have to the venue of any such action or proceedings and any claim it may now or in the future have that any such action or proceedings have been brought in an inconvenient forum.

9.    MISCELLANEOUS

9.1   CERTIFICATE OF BENEFICIARY

      A certificate in writing signed by an officer of the Beneficiary certifying the amount payable by the Debtor or the Guarantor to the Beneficiary or stating any other act, matter or thing relating to this Guarantee and Indemnity, any Transaction Document or any other obligations or liabilities forming part of the Obligations, shall be conclusive and binding on the Guarantor in the absence of manifest error on the face of the certificate.

9.2   NOTICES

      Every notice or other communication of any nature whatsoever required to be given, served or made under or arising from this Guarantee and Indemnity;

      (a)   shall be in writing in order to be valid;

      (b) shall be sufficient if executed by the party giving, serving or making the same or on its behalf by any attorney, director, secretary, other duly authorized officer or solicitor of such party;

      (c) shall be deemed to have been duly given, served or made in relation to a person if it is delivered or posted by prepaid post to the address, or sent by telex or facsimile to the number of that person set out herein (or at such other address or number as may be notified in writing by that person to the other parties from time to time); and

      (d)   shall be deemed to be given, served or made:

            (i) (in the case of prepaid post) on the fifth day after the date of posting;
            (ii) (in the case of telex) on receipt by the sender of the recipient's answer back code and number;
            (iii) (in the case of facsimile) on receipt of a transmission report confirming successful transmission; and
            (iv)  (in the case of delivery by hand) on delivery.

9.3   CONTINUING OBLIGATION

      This Guarantee and Indemnity shall be a continuing obligation notwithstanding any termination by the Guarantor, settlement of account, intervening payment, express or implied revocation or any other matter or thing whatsoever, and shall continue to entitle the Beneficiary to the due and punctual performance of all the Obligations and any contingent liability for advances or other financial accommodation to or for the account of the Debtor made after such termination, settlement of account, payment,

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      revocation or other matter or thing until a final discharge thereof has been given to the Guarantor.

9.4   DISCHARGE

      Any settlement or discharge between the Guarantor and the Beneficiary shall be conditional upon any security or payment given or made to the Beneficiary by any Relevant Person or any other person in relation to the Obligations not being avoided, repaid or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force. If any such security or payment is so avoided, repaid, or reduced, the Beneficiary shall be entitled to recover the value or amount of such security or payment avoided, repaid or reduced from the Guarantor subsequently as if such settlement or discharge had not occurred.

9.5   FURTHER ASSURANCE

      The Guarantor shall immediately on demand by the Beneficiary and at the entire cost and expense of the Guarantor perform all such acts and execute all such agreements, assurances and other documents and instruments as the Beneficiary reasonably requires to perfect or improve the rights and powers afforded, created, or intended to be afforded or created, by this Guarantee and Indemnity.

9.6   SEVERABILITY OF PROVISIONS

      Any provision of this Guarantee and Indemnity which is illegal, void or unenforceable shall be ineffective to the extent only of such illegality, voidness or unenforceability without invalidating the remaining provisions.

9.7   REMEDIES CUMULATIVE

      The rights and remedies conferred by this Guarantee and Indemnity upon the Beneficiary are cumulative and in addition to all other rights or remedies available to the Beneficiary by law or by virtue of any Transaction Document.

9.8   WAIVER

      A failure to exercise or enforce or a delay in exercising or enforcing or the partial exercise or enforcement of any right, remedy, power or privilege hereunder by the Beneficiary shall not in any way preclude or operate as a waiver of any further exercise or enforcement thereof or the exercise or enforcement of any other right, remedy, power or privilege hereunder or provided by law.

9.9   CONSENTS AND APPROVALS

      Where any act, matter or thing hereunder depends on the consent or approval of the Beneficiary, then unless expressly provided otherwise herein, such consent or approval may be given or withheld in the absolute and unfettered discretion of the Beneficiary and may be given subject to such conditions as the Beneficiary thinks fit in its absolute and unfettered discretion.

                                                                             15.
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9.10  WRITTEN WAIVER, CONSENT AND APPROVAL

      Any waiver, consent or approval given by the Beneficiary under this Guarantee and Indemnity shall only be effective and shall only bind the Beneficiary if it is given in writing, or given verbally and subsequently confirmed in writing, and executed by the Beneficiary or on its behalf by an officer for the time being of the Beneficiary.

9.11  TIME OF ESSENCE

      Time is of the essence in respect of the Guarantor's obligations hereunder.

9.12  MORATORIUM LEGISLATION

      To the fullest extent permitted by law, the provisions of all legislation whether existing now or in the future operating directly or indirectly:

      (a) to lessen or otherwise to vary or affect in favour of the Guarantor any obligation under this Guarantee and Indemnity; or

      (b) to delay or otherwise prevent or prejudicially affect the exercise of any rights or remedies conferred on the Beneficiary under this Guarantee and Indemnity,

      are hereby expressly waived, negatived and excluded.

9.13  DEBIT ACCOUNTS AND SET-OFF

      The Guarantor authorises the Beneficiary to apply without prior notice any credit balance whether or not then due to which the Guarantor or Related Body Corporate is at any time entitled on any account at any office of the Beneficiary, in or towards satisfaction of any sum then due and unpaid from the Guarantor to the Beneficiary under this Guarantee and Indemnity, or on any other account whatsoever. The Guarantor further authorises the Beneficiary without prior notice to set-off any amount owing whether present or future, actual, contingent or prospective and on any account whatsoever by the Beneficiary to the Guarantor or Related Body Corporate against any liability whether present, future, actual, contingent or prospective of the Guarantor to the Beneficiary hereunder or on any other account whatsoever. The Beneficiary shall not be obliged to exercise any of its rights under this clause 10.13, which shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which it is at any time otherwise entitled whether by operation of law, contract or otherwise.

9.14  BINDING ON EACH SIGNATORY

      This Guarantee and Indemnity shall bind each of the signatories hereto notwithstanding that any one or more of the named parties hereto does not execute this Guarantee, that there is any invalidity, forgery or irregulatory touching any execution hereof or that this Guarantee and Indemnity is or becomes unenforceable, void or voidable against any such named party.

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

9.15  COUNTERPARTS

      This Guarantee and Indemnity may be executed in a number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

EXECUTED as a deed.


THE COMMON SEAL of                           )
TSW INTERNATIONAL PTY LTD                    )             [SEAL]
ACN 062 583 528 was affixed by the           )
authority of the Board of Directors in the   )
presence of:


/s/ Bronwyn Jeanette Heffensetz-Wright          /s/ Richard Campbell Thompson
--------------------------------------          --------------------------------
(Signature of Secretary/Director)              (Signature of Director)


Bronwyn Jeanette Heffensetz-Wright              Richard Campbell Thompson
--------------------------------------          --------------------------------
(Name of Secretary/Director in Full)            (Name of Director in Full)


                                                                             17.